Exhibit 3.33

2367126

Articles of Incorporation
of
Shea Financial Services, Inc.

1. The name of the corporation is Shea Financial Services, Inc.

2. The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

3. The name and address in the State of California of the corporation’s initial agent for service of process is: Ronald L. Lakey, 655 Brea Canyon Road, Walnut, California 91789-0489.

4. The corporation is authorized to issue only one class of shares of stock, and the total number of shares authorized to be issued is One Hundred (100).

5. The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

6. The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) for breach of duty to the corporation and its stockholders through by-law provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the California Corporations Code.

Dated September 17, 2001
Edward Merrill, Incorporator

Shea Financial Services Inc. - Articles of Incorporation

A0580987
2367126
CERTIFICATE OF AMENDMENT OF
ARTICLES OF INCORPORATION

The undersigned certify that:

1.	They are the president and the secretary, respectively, of Shea Financial Services, Inc., a California corporation.

2.	Article One of the Articles of Incorporation of this corporation is amended to read as follows:

The name of the corporation is,
Shea Insurance Services, Inc.

3.	The foregoing amendment of Articles of Incorporation has been duly approved by the board of directors.

4.	No shares have been issued.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our knowledge.

Date: April 30, 2002
Karyl Gately, President

James G. Shontere, Secretary